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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Salix Pharmaceuticals, Ltd. and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Raleigh, North Carolina
November 29, 2001